Exhibit 99.1

Media Contact:
Shannon Pleasant
Intersil Corporation
(512) 382-8444
spleasant@intersil.com

Intersil Corporation Reports Solid Fourth Quarter Results

Milpitas, CA, Jan. 29, 2014 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced financial results for the fourth quarter and year ended January 3, 2014.

Company Highlights

•	Revenue of $146 million was up 6% compared to the fourth quarter of 2012.
•	Fourth quarter gross margin improved 160 basis points (bps) compared to the same quarter of 2012.
•	Operating income increased significantly from the prior year, resulting in a non-GAAP operating margin of 21% for the quarter and 16% for the full year.
•	GAAP earnings of $0.06 for the fourth quarter resulted in a return to profitability for the full year. Non-GAAP earnings more than doubled to $0.59 for 2013.
•	Balance sheet metrics continued to improve, and cash and investment balances increased by $28 million in the quarter to $195 million.

Revenue for the fourth quarter of $146 million declined seasonally, as anticipated, but increased 6 percent compared to the same period last year. Intersil’s industrial and infrastructure revenue was down slightly sequentially, but up 11 percent year over year due to growth in power, automotive and aerospace products. Computing revenue increased sequentially and year over year due to better than expected demand. Consumer revenue declined in the fourth quarter primarily due to lower demand sequentially for gaming consoles. The breakdown by end market was as follows:

	Q4 2013		Q3 2013		Q4 2012
End Market:	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue
Industrial & infrastructure	$ 87.1	60%	$ 87.8	58%	$ 78.6	57%
Personal computing	30.5	21%	28.2	18%	28.6	21%
Consumer	28.4	19%	36.6	24%	30.3	22%
Revenue	$ 146.0		$ 152.6		$ 137.5

Exhibit 99.1

Financial Results

The year-end financial results showed steadily improving fundamentals which enabled the company to close 2013 as a more stable and profitable company with one of the highest dividend yields in its sector. Over the course of the year, the company successfully restructured expenses to enable better profitability while providing a platform for continued investment in strategic R&D projects. A focused product strategy, improved financial discipline and a reduction in product costs were behind the gross and operating margin improvements.

For the full year, on a GAAP basis, gross margin of 55.0 percent improved 70 bps from 54.3 percent in 2012. GAAP operating expenses declined to $303.1 million resulting in a return to profitability for the year with net income of $2.9 million or $0.02 per diluted share.

For the fourth quarter, GAAP gross margin increased to 55.6 percent. GAAP operating expenses decreased to $60 million. GAAP operating income was $21.2 million or 14.5 percent of sales. GAAP net income for the quarter was $7.5 million or $0.06 per diluted share.

The non-GAAP results also showed meaningful improvement over prior periods. Non-GAAP gross margin improved to 55.8 percent in fourth quarter despite the seasonal decline in revenue.  For the year, gross margin improved to 55.3 percent. Fourth quarter non-GAAP operating expenses were $50.8 million, a 23 percent decrease compared to the same period last year. For the full year, non-GAAP operating expenses were $226.2 million, a meaningful decline over 2012. For a complete reconciliation of GAAP and non-GAAP results, please see the “Non-GAAP Results” table included at the end of this release.

Fourth quarter non-GAAP operating income increased to $30.6 million, a dramatic improvement from the same period last year, resulting in a non-GAAP operating margin of 21 percent. Non-GAAP operating margin for the full year was 16 percent. Fourth quarter non-GAAP net income of $25.5 million, resulted in $0.19 per diluted share. For the full year, non-GAAP earnings more than doubled to $0.59 per diluted share.

Cash flow from operating activities was $46 million, contributing to a 17 percent sequential increase in cash and short-term investments to $195 million at the end of the quarter. Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on February 28, 2014, to shareholders of record as of the close of business on February 18, 2014.

“I’m very pleased with the pace of progress as we successfully implemented a number of important strategic changes last year to improve focus, profitability and execution,” said Necip Sayiner, president and CEO of Intersil. “We are now positioned in 2014 to rebuild around our core competency and transform the business, delivering a higher quality, more sustainable revenue base.”

First Quarter 2014 Outlook

The following forward looking guidance is for the first quarter ending April 4, 2014, based on current business trends and conditions:

Exhibit 99.1

	GAAP	Reconciling items	Non-GAAP
Revenue	$134 - $140 million		$134 - $140 million
Gross margin	Up slightly		Up slightly
Operating expenses	$62 - $65 million	$4 - $5 million equity-based compensation	$53 - $54 million

$5- $6 million amortization of purchased intangibles
Earnings per share	$0.03 - $0.05		$0.13 to $0.15

Earnings Call Webcast

Intersil will be hosting a webcast to discuss the quarterly results and outlook today at 1:45 p.m. Pacific Time. To access the conference call, please visit the company’s investor relations website at ir.intersil.com.  Participants can also dial (866) 318-8611or +1 (617) 399-5130 and enter the pass code 56886083. A replay of the webcast will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 12448729.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The Company's products address some of the largest markets within the industrial and infrastructure, personal computing and high-end consumer markets. For more information about Intersil or to find out how to become a member of our winning team, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Exhibit 99.1

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•	Gross profit;
•	Operating expenses;
•	Provision (benefit) for income taxes;
•	Operating income (loss);
•	Net income (loss);
•	Diluted net income (loss) per share; and
•	Weighted average shares outstanding – diluted.

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition related expense, restructuring and related costs, equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Non-GAAP Results” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related.  Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

Exhibit 99.1

Restructuring and related costs.  Restructuring charges primarily relate to changes in Intersil’s infrastructure in efforts to reduce costs and rebalance its workforce. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Intersil has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from Intersil’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results from continuing operations. Restructuring-related charges (gains) primarily include:

•	Severance and retention costs directly related to a restructuring action.
•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.
•	Other write-offs such as intangibles related to a restructuring action.

Other adjustments.  These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil. Excluding this data allows investors to better compare Intersil’s period-over-period performance without such expense, which Intersil believes may be useful to the investor community. Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal or governmental judgments, awards, fines or penalties
•	Income from IP agreement
•	Writeoffs(recoveries) related to Auction Rate Securities.
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Comparability. The above criteria has been consistently applied when calculating the non-GAAP financial measures for all periods presented in this press release and accompanying tables. During the second quarter of fiscal 2013 we revised our non-GAAP financial information to reduce the types of items excluded from our non-GAAP presentation in an effort to increase comparability of our results with published earnings estimates widely available on the Internet.  In the past we excluded other items such as the compensation expense(benefit) associated with our non-qualified deferred compensation plan, CEO severance costs, loss on interest-rate swaps, and related tax effects of these items, from our non-GAAP financial information. As a result, a non-GAAP financial measure presented in the accompanying press release tables may be different from that presented in a prior press release.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended			Year Ended
	Jan. 3,	Oct. 4,	Dec. 28,	Jan. 3,	Dec. 28,
	2014	2013	2012	2014	2012
	Q4 2013	Q3 2013	Q4 2012

Revenue	$ 145,993	$ 152,644	$ 137,454	$ 575,195	$ 607,864
Cost of revenue	64,848	68,008	63,185	258,588	277,698
Gross margin	81,145	84,636	74,269	316,607	330,166
Gross margin %	55.6%	55.4%	54.0%	55.0%	54.3%
Expenses:
Research and development	27,482	31,311	37,555	130,541	166,884
Selling, general and administrative	26,915	27,083	33,509	113,333	134,314
Amortization of purchased intangibles	5,561	6,080	7,646	24,579	29,185
Provision for export compliance settlement	-	6,000	-	6,000	-
Income from IP agreement	-	-	(1,000)	-	(14,412)
Restructuring and related costs	-	9,067	652	28,694	10,490
Total expenses	59,958	79,541	78,362	303,147	326,461
Operating income (loss)	21,187	5,095	(4,093)	13,460	3,705
Gain on investments	470	893	39	2,318	920
Interest expense and fees, net	(395)	(429)	(6,867)	(1,901)	(12,291)
Income (loss) before income taxes	21,262	5,559	(10,921)	13,877	(7,666)
Income tax expense	13,753	13,737	10,899	11,022	29,983
Net income (loss)	$ 7,509	$ (8,178)	$ (21,820)	$ 2,855	$ (37,649)

Earnings (loss) per share:
Basic	$ 0.06	$ (0.06)	$ (0.17)	$ 0.02	$ (0.30)
Diluted	$ 0.06	$ (0.06)	$ (0.17)	$ 0.02	$ (0.30)

Weighted average shares outstanding:
Basic	127,699	127,339	126,470	127,151	127,032
Diluted	129,158	127,339	126,470	127,998	127,032

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	Jan. 3,	Oct. 4,	Dec. 28,
	2014	2013	2012
Assets
Current assets:
Cash and short-term investments	$ 194,787	$ 166,800	$ 163,561
Trade receivables, net	49,466	57,641	54,684
Inventories	62,408	66,362	74,868
Prepaid expenses and other current assets	9,752	10,983	14,504
Income taxes receivable	1,091	4,243	-
Deferred income tax assets	22,328	18,832	20,006
Total current assets	339,832	324,861	327,623
Non-current assets:
Property, plant and equipment, net	81,867	83,538	85,374
Purchased intangibles, net	56,641	62,203	82,998
Goodwill	565,424	565,424	565,424
Deferred income tax assets	73,008	74,700	85,526
Other non-current assets	74,624	75,910	80,841
Total non-current assets	851,564	861,775	900,163
Total assets	$ 1,191,396	$ 1,186,636	$ 1,227,786

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 26,248	$ 26,075	$ 22,220
Deferred income	11,936	10,226	9,572
Income taxes payable	14,588	5,750	1,293
Other accrued expenses	77,117	78,256	67,227
Total current liabilities	129,889	120,307	100,312
Non-current liabilities:
Income taxes payable	90,102	88,450	111,724
Other non-current liabilities	13,603	15,488	21,142
Total non-current liabilities	103,705	103,938	132,866
Total shareholders' equity	957,802	962,391	994,608
Total liabilities and shareholders' equity	$ 1,191,396	$ 1,186,636	$ 1,227,786

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended			Year Ended
	Jan. 3,	Oct. 4,	Dec. 28,	Jan. 3,	Dec. 28,
	2014	2013	2012	2014	2012
	Q4 2013	Q3 2013	Q4 2012
Operating activities:
Net income (loss)	$ 7,509	$ (8,178)	$ (21,820)	$ 2,855	$ (37,649)
Depreciation	4,210	4,380	4,879	18,950	19,467
Amortization of purchased intangibles	5,561	6,080	7,646	24,579	29,185
Equity-based compensation	3,868	4,287	5,320	19,091	24,607
Non-cash portion of restructuring charges	-	1,012	-	7,184	-
Other	(123)	(220)	(264)	(1,236)	362
Deferred income taxes	(1,804)	12,028	3,672	10,196	14,003
Net changes in operating assets and liabilities	27,049	185	23,741	25,095	(14,404)
Net cash flows from operating activities	46,270	19,574	23,174	106,714	35,571

Investing activities:
Proceeds from investments	-	2,991	-	5,616	26,500
Net capital expenditures	(2,809)	(3,461)	(6,735)	(18,581)	(12,220)
Net cash flows from investing activities	(2,809)	(470)	(6,735)	(12,965)	14,280

Financing activities:
Proceeds from and tax payments on equity-based awards	82	3,260	(333)	4,353	3,754
Fees on credit facilities	-	-	-	-	(855)
Repayments of long-term debt	-	-	(150,000)	-	(200,000)
Repurchase of common stock	-	-	(8,864)	-	(15,262)
Dividends paid	(15,366)	(15,339)	(15,239)	(61,920)	(62,057)
Net cash flows from financing activities	(15,284)	(12,079)	(174,436)	(57,567)	(274,420)

Effect of exchange rates on cash and cash equivalents	(190)	859	(303)	(205)	(314)

Net change in cash and cash equivalents	27,987	7,884	(158,300)	35,977	(224,883)

Cash and cash equivalents as of the beginning of the period	166,800	158,916	317,110	158,810	383,693

Cash and cash equivalents as of the end of the period	$ 194,787	$ 166,800	$ 158,810	$ 194,787	$ 158,810

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended			Year Ended
	Jan. 3,	Oct. 4,	Dec. 28,	Jan. 3,	Dec. 28,
	2014	2013	2012	2014	2012
	Q4 2013	Q3 2013	Q4 2012

Non-GAAP gross margin:
GAAP gross margin	$ 81,145	$ 84,636	$ 74,269	$ 316,607	$ 330,166
Equity-based compensation COS	298	324	343	1,387	1,634
Non-GAAP gross margin	$ 81,443	$ 84,960	$ 74,612	$ 317,994	$ 331,800

Non-GAAP gross margin:
GAAP gross margin	55.6%	55.4%	54.0%	55.0%	54.3%
Equity-based compensation COS	0.2%	0.2%	0.3%	0.3%	0.3%
Non-GAAP gross margin	55.8%	55.6%	54.3%	55.3%	54.6%

Non-GAAP operating expenses:
GAAP operating expenses	$ 59,958	$ 79,541	$ 78,362	$ 303,147	$ 326,461
Restructuring and related costs	-	(9,067)	(652)	(28,694)	(10,490)
Provision for export compliance settlement	-	(6,000)	-	(6,000)	-
Income from IP agreement	-	-	1,000	-	14,412
Equity-based compensation (excl. COS)	(3,570)	(3,963)	(4,977)	(17,704)	(22,973)
Amortization of purchased intangibles	(5,561)	(6,080)	(7,646)	(24,579)	(29,185)
Non-GAAP operating expenses	$ 50,827	$ 54,431	$ 66,087	$ 226,170	$ 278,225

Non-GAAP operating income:
GAAP operating income (loss)	$ 21,187	$ 5,095	$ (4,093)	$ 13,460	$ 3,705
Restructuring and related costs	-	9,067	652	28,694	10,490
Provision for export compliance settlement	-	6,000	-	6,000	-
Income from IP agreement	-	-	(1,000)	-	(14,412)
Equity-based compensation	3,868	4,287	5,320	19,091	24,607
Amortization of purchased intangibles	5,561	6,080	7,646	24,579	29,185
Non-GAAP operating income	$ 30,616	$ 30,529	$ 8,525	$ 91,824	$ 53,575

Non-GAAP operating margin:
GAAP operating margin	14.5%	3.3%	(3.0)%	2.3%	0.6%
Excluded items as a percent of revenue	6.5%	16.7%	9.2%	13.7%	8.2%
Non-GAAP operating margin	21.0%	20.0%	6.2%	16.0%	8.8%

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	Jan. 3,	Oct. 4,	Dec. 28,	Jan. 3,	Dec. 28,
	2014	2013	2012	2014	2012
	Q4 2013	Q3 2013	Q4 2012

Non-GAAP net income (loss):
GAAP net income (loss)	$ 7,509	$ (8,178)	$ (21,820)	$ 2,855	$ (37,649)
Tax adjustments from non-cash and discrete items	8,570	8,816	7,055	(3,452)	16,955
Restructuring and related costs	-	9,067	652	28,694	10,490
Provision for export compliance settlement	-	6,000	-	6,000	-
Income from IP agreement	-	-	(1,000)	-	(14,412)
Gain on recovery from auction rate securities	-	(241)	-	(866)	-
Equity-based compensation	3,868	4,287	5,320	19,091	24,607
Amortization of purchased intangibles	5,561	6,080	7,646	24,579	29,185
Non-GAAP net income (loss)	$ 25,508	$ 25,831	$ (2,147)	$ 76,901	$ 29,176

GAAP weighted average shares - diluted	129,158	127,339	126,470	127,998	127,032
Non-GAAP adjustment	2,423	3,288	2,512	2,689	2,583
Non-GAAP diluted shares outstanding	131,581	130,627	128,982	130,687	129,615

Non-GAAP earnings (loss) per diluted share:
GAAP earnings (loss) per diluted share	$ 0.06	$ (0.06)	$ (0.17)	$ 0.02	$ (0.30)
Excluded items per share impact	0.13	0.26	0.15	0.57	0.53
Non-GAAP earnings (loss) per diluted share	$ 0.19	$ 0.20	$ (0.02)	$ 0.59	$ 0.23

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 298	$ 324	$ 343	$ 1,387	$ 1,634
Research and development	1,642	1,691	2,227	7,777	11,304
Selling, general and administrative	1,928	2,272	2,750	9,927	11,669